Press Release	Source: GelTech Solutions, Inc.

GelTech Solutions Receives U.S. Forest Service Listing

GelTech Now Eligible to Supply Federal and State Governments  Fighting Wildfires

March 10, 2011 - Jupiter, FL -- GelTech Solutions, Inc. (OTCBB: GLTC), creators of FireIce, a revolutionary water enhancing fire suppressant that has the potential to change current firefighting techniques globally, today announced that its product, FireIce, after 24 months of evaluation, has passed all tests in accordance with Forest Service  Specification 5100-306a and has received listing on the United States Forest Service’s Qualified Products List. This listing qualifies FireIce to be sold directly to Federal and state governments as an important tool in combating these deadly and costly wildfires.

The Qualified Products List or QPL is a list of products that have been tested and certified by the U.S. Forest Service. This strict  testing process takes 24 months and involves over 40 product tests to ensure a product’s effectiveness and its safety for the environment.  FireIce met these requirements.

The U.S. Forest Service specification 5100-306a is the testing procedure for ‘water enhancers’ to be used in wildland and wildland-urban interface fire management. FireIce is now approved for use on Federal land with ground  application equipment or can be dropped from planes and  helicopters to suppress spreading wildfires.  Unlike other products, FireIce can be “applied” directly to the fire area to slow or stop combustion, and for exposure protection.

Receiving the U.S. Forest Service listing is one of the highest certifications a suppression product can receive. FireIce now has the ability to be chosen and used in large scale operations around the world. Joseph Ingarra, President of GelTech, stated, “Many countries around the world follow the QPL.  This approval allows us to create a worldwide footprint for FireIce over the coming months and years.

Michael Cordani, CEO of GelTech Solutions, stated, "I am extremely proud of our team for reaching this important and crucial milestone. Having received the Forest Service ‘stamp of approval’ is a huge step and gives instant credibility to FireIce in the marketplace. The U.S. Forest Service approval now gives us the ability to assist with the large scale wildfires around the entire United States. We feel FireIce is going to be a valuable tool for eradicating wildfires both domestically and around the world.”  Cordani added that “unlike competitive products FireIce is Eco Friendly.  This becomes a significant factor based upon  FireIce’s ability to  aid in the re-growth of grass and plant life in the areas where it is used as well as protecting animals and fish.”

Joseph Ingarra, President of GelTech Solutions, stated, “We are extremely excited and prepared for the next phase of GelTech’s business plan  -- ramping up sales of FireIce.  Our distribution partners have been preparing for this along with us and will play a significant role in taking GelTech to the next level.”

Paul Curtis, CEO of LN Curtis & sons, a leading distributor of fire suppression products to the Federal and state governments stated:  “L.N. Curtis & sons is enormously excited about the news of FireIce receiving QPL Status.  The extensive testing that a product must undergo in order to pass these standards speaks to the high quality of FireIce.  We are very enthusiastic about taking this news to the marketplace.  L.N. Curtis & sons is committed to providing effective and safe tools to emergency responders.   We are grateful to GelTech in  taking this extra step to ensure our hero customers receive only the finest  products. “

Peter Cordani, the inventor of FireIce stated: “After 4 long, hard years, we have achieved validation at the highest level.  Cordani added, “This gives us a clear runway to roll out many more of the inventions we’ve put in place over the years to help fuel the future growth of GelTech.”

Wildfire Statistics

Federal fire suppression costs have increased significantly in recent years, exceeding $1 billion in five of the last seven years.. Almost 50% of the U.S. Forest Service budget is now spent on fire suppression each year.  Recent articles state that the U.S. Forest Service uses an average of 26 million gallons of aerial retardant annually and that figure is expected to increase by 500,000 gallons per year. There has also been an increase in large scale wildfires (100,000 acres +) in recent years.  Since 1997, 98 large scale wildfires have broken out in the U.S. alone with 54 taking place since 2005.  Since 2000, there has been over 785,000 wildfire fires affecting over 69,000,000 acres in the United States alone. Globally, this number is multiplied many times over with recent examples being the historic fires taking place in Russia, Greece and Israel.  “The prospect of taking market share in this global multi-billion dollar marketplace has everyone at GelTech extremely excited at the near and long term potential for our company,” said Joseph Ingarra.

Public Conference Call

GelTech Solutions will be hosting a conference call on Tuesday, March 15th at 4:15ET to discuss the US Forrest Service approval in greater detail as well as the other areas of focus for the company.

Dial In Phone Number:  1-800-434-1335

Participant Code:  891931#

Click on the following link o view the U.S. Forrest Service QPL:
http://www.fs.fed.us/rm/fire/wfcs/documents/qpl_we.pdf

About GelTech Solutions:

GelTech Solutions creates innovative, Earth-friendly, cost-effective products that help industry, agriculture, and the general public accomplish environmental and safety goals, such as water conservation and the protection of lives, homes, and property from fires.

FireIce® is a patent pending fire suppressant used for direct attack of fires as well as a medium term retardant for structure protection.  FireIce can be used in all types of apparatus; fire extinguishers, pumper trucks, aerial units for wildfires and home defense units for personal home protection.

For more information on GelTech, please visit: http://www.GelTechSolutions.com

To learn more about FireIce, please visit: http://www.fireice.com

Join our growing FireIce fan base at: http://www.facebook.com/FireIce911

Become a fan of our new homeowner solution at: http://www.facebook.com/FireIceHDU

About The U.S. Forest Service:

Established in 1905, the Forest Service is an agency of the U.S. Department of Agriculture. The Forest Service manages public lands in national forests and grasslands. Gifford Pinchot, the first Chief of the Forest Service, summed up the mission of the Forest Service – “to provide the greatest amount of good for the greatest amount of people in the long run.” National forests and grasslands encompass 193 million acres of land, which is an area equivalent to the size of Texas.

About LN Curtis & sons

Premier provider of fire fighter equipment, fire safety equipment, emergency response equipment, police supply, tactical gear and wildland fire equipment since 1929.

 Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements including  future sales of FireIce domestically and internationally and taking GelTech to the next level. Forward-looking statements can also be identified by words such as “targets,” “expects,” “believes,” “anticipates,” “intends,” “may,” “will,” “plan,” “continue,” “forecast,” “remains,” “would,” “should,” and similar expressions. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance and results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include competition from current vendors, the reluctance to change and delays in meeting any foreign requirements.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our final prospectus dated November 29, 2010. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact:

DRC Partners, LLC
Ross DiMaggio
(609) 718-0777

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